INVESTOR CONTACT:                                             PRESS CONTACT:
Blair Christie                                                Claudia Ceniceros
(408) 525-4856                                                (408) 525-4700
blchrist@cisco.com                                            ccenicer@cisco.com
------------------                                            ------------------


                  CISCO SYSTEMS REPORTS SECOND QUARTER EARNINGS

     SAN JOSE, California -- February 6, 2001 -- Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its second quarter results for the period ending January 27, 2001.

     Net sales for the second quarter of fiscal 2001 were $6.75 billion, compared with $4.36 billion for the same period last year, an increase of 55%. Pro forma net income, which excludes the effects of acquisition charges, payroll tax on stock option exercises, and net gains realized on minority investments, was $1.33 billion or $0.18 per share for the second quarter of fiscal 2001, compared with pro forma net income of $897 million or $0.12 per share for the second quarter of fiscal 2000, increases of 48% and 50%, respectively.

     During the second quarter of fiscal 2001, Cisco completed the acquisitions of IPCell Technologies, Inc., PixStream Incorporated, Vovida Networks, Inc., and the broadband subscriber management software business of CAIS Software Solutions, Inc. for a combined purchase price, including assumed liabilities, of approximately $883 million and took a one-time charge of $237 million, or approximately $0.03 per share on an after-tax basis, as a write-off of in-process R&D.

     Actual net income for the second quarter of fiscal 2001 was $874 million or $0.12 per share, compared with $816 million or $0.11 per share for the same period last year.

     Net sales for the first six months of fiscal 2001 were $13.27 billion, compared with $8.27 billion for the first six months of fiscal 2000, an increase of 60%. Pro forma net income was $2.69 billion or $0.36 per share for the first six months of fiscal 2001, compared with pro forma net income of $1.71 billion or $0.23 per share for the first six months of fiscal 2000, increases of 57% and 57%, respectively.


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     Actual net income for the first six months of fiscal 2001 was $1.67 billion or $0.22 per share, compared with $1.23 billion or $0.17 per share for the first six months of fiscal 2000.

     "We remain confident about the market opportunity ahead of us over the next three to five years. This confidence is based on the continued impact of the Internet on productivity, and just how much more work needs to be done before every company is an e-company and a majority of the world's countries are e-countries," said John Chambers, President and CEO of Cisco Systems. "It is the productivity and standard-of-living opportunities, combined with business inflection points, that are driving our continued confidence in our breakaway opportunity, if we execute well."

     Cisco continues to advance its end-to-end Internet solutions for each of its key markets.

     In the service provider marketplace, Cisco advanced its leadership and expertise in IP services and end-to-end solutions, accelerating service provider adoption of data services that drive new revenue opportunities. Building on Cisco's leadership in the IP+Optical market, the company introduced the newest of its industry-leading, high-performance router line, the Cisco 12410 and Cisco 12416 Internet Routers with a line-rate 10-Gbps OC-192 line card. Cisco also introduced the Cisco ONS 15327 Optical Metro Edge Router. Cisco was chosen to build out optical networks for GNG Networks, Telecom New Zealand, Crosswave Communications, and Bell South, among others. In the voice market, several new Cisco customers are deploying voice-over-IP (VoIP) services, including China Unicom, which, when complete, will have the world's largest VoIP network. Building on Cisco's existing wireless technology, Cisco announced its intent to acquire ExiO Communications, Inc. In broadband, Cisco introduced the Cisco WT-2750 Multipoint Broadband Wireless System, enabling service providers to deploy services in areas where cable or digital subscriber line (DSL) are not available or cost-effective. Cisco also introduced the next-generation cable platform, the Cisco uBR10012.

     In the enterprise market, Cisco expanded the reach of its intelligent end-to-end IP solutions through Cisco AVVID (Architecture for Voice, Video and Integrated Data), which provides a technical framework for e-business. In converged voice and video markets, Cisco introduced nine new products, including a midrange IP phone and an IP conference station and a


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suite of applications that deliver on the promise of Cisco AVVID IP telephony.
Cisco has also demonstrated the agility and scalability of its IP telephony solution with the successful implementation of 20,000 IP phones on the Cisco campuses and a commercial deployment of more than 8,000 IP phones across 200 locations throughout New Zealand. Cisco also won a contract through EDS to reconfigure Dow Chemical's network architecture, basing it on Cisco AVVID. The deal includes over 40,000 IP telephones. Cisco continues to work on other large deployments at leading organizations such as Ariba Inc., City of Dallas, First Union Bank, Florida International University, and the U.S. Census Bureau. Cisco also announced the acquisition of Active Voice Corporation, a leading provider of IP-based unified messaging solutions for the enterprise.

     In the commercial space, Cisco continued its commitment to helping small and medium-sized businesses achieve their full potential through use of the Internet. Cisco launched the Cisco Internet Mobile Office Initiative that provides mobile business professionals with secure, high-speed network access to their corporate resources and network from public facilities. Cisco announced the Cisco Aironet (R) 350 Series, the first wireless networking family offering enterprise-level security, performance, and manageability. Cisco collaborated with Microsoft, the largest Cisco wireless LAN deployment to date, on this standards-based, enterprise-class security architecture for wireless LANs. The University of North Carolina at Chapel Hill is using the Cisco Aironet 340 Solution to provide students with high-speed wireless access to the Internet all over campus. Expanding Cisco's leadership in next-generation wireless networking, the company announced during the quarter and subsequently completed the acquisition of Radiata, Inc., a leading supplier of next-generation chipsets for high-speed wireless networks. And, in support of its Cisco AVVID initiatives, the company began shipping the Cisco ICS 7750 family of fully integrated, IP-based telephony solutions in January.

     "While we remain cautious about the implications of a brief pause in the current 10-year expansion of the U.S. economy, we believe that Cisco has never been better positioned to help our customers solve their two most important business issues: Increasing productivity and creating new sources of revenue," concluded Chambers.

     Cisco will be discussing its second quarter results, along with its outlook for the third quarter and the remainder of fiscal year 2001, on a conference call today, beginning at 1:45 p.m.


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

PST. A Webcast of the conference call will be available to all interested parties on the Cisco Web site at www.cisco.com under the "Investor Relations" section.

ABOUT CISCO SYSTEMS

     Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

                                      # # #

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K, 8-K, and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with acquisition strategy and integration, dependence on new product offerings, customer demand for products and services, competition, patents, intellectual property and licensing, future growth, rapid technological and market change, manufacturing and sourcing risks, Internet infrastructure and regulation, international operations, volatility of stock price, financial risk management, and potential volatility in operating results, among others. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco's most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco's results of operations for the three and six months ended January 27, 2001 are not necessarily indicative of Cisco's operating results for the full fiscal year or any future periods.

PIX is a trademark, and Cisco, Cisco Systems, Aironet, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. or its affiliates in the U.S. and certain other countries. All other brands, names, or trademarks mentioned in this document or Web site are the property of their respective owners. Copyright(C)2001 Cisco Systems, Inc. All rights reserved.


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                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING IPR&D, AMORTIZATION OF GOODWILL AND OTHER ACQUISITION-RELATED CHARGES,
         PAYROLL TAX ON STOCK OPTION EXERCISES, AND NET GAINS REALIZED
                            ON MINORITY INVESTMENTS
--------------------------------------------------------------------------------
                     (In millions, except per-share amounts)


                                                         Quarters Ended              Six Months Ended
                                                   --------------------------    --------------------------
                                                   January 27,    January 29,    January 27,    January 29,
                                                       2001           2000          2001            2000
                                                   -----------    -----------    -----------    -----------
                                                   (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
NET SALES                                            $  6,748       $  4,357       $ 13,267       $  8,275
Cost of sales                                           2,581          1,539          4,959          2,927
                                                     --------       --------       --------       --------

   GROSS MARGIN                                         4,167          2,818          8,308          5,348

Operating expenses:
   Research and development                               981            602          1,915          1,143
   Sales and marketing                                  1,419            933          2,769          1,751
   General and administrative                             194            122            387            234
                                                     --------       --------       --------       --------
      Total operating expenses                          2,594          1,657          5,071          3,128
                                                     --------       --------       --------       --------

OPERATING INCOME                                        1,573          1,161          3,237          2,220

Interest and other income, net                            275            120            505            222
                                                     --------       --------       --------       --------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                                     1,848          1,281          3,742          2,442
Provision for income taxes                                518            384          1,049            731
                                                     --------       --------       --------       --------

   NET INCOME                                        $  1,330       $    897       $  2,693       $  1,711
                                                     ========       ========       ========       ========

Net income per share--basic                          $   0.19       $   0.13       $   0.38       $   0.25
                                                     ========       ========       ========       ========

Net income per share--diluted                        $   0.18       $   0.12       $   0.36       $   0.23
                                                     ========       ========       ========       ========

Shares used in per-share calculation--basic             7,144          6,911          7,121          6,872
                                                     ========       ========       ========       ========

Shares used in per-share calculation--diluted           7,556          7,387          7,567          7,338
                                                     ========       ========       ========       ========


THE ABOVE PRO FORMA ADJUSTMENTS HAVE BEEN
  ADJUSTED TO EXCLUDE THE FOLLOWING ITEMS:
In-process R&D                                       $    237       $     43       $    746       $    424
Payroll tax on stock option exercises                      18             --             40             --
Acquisition-related costs                                  --             25             --             25
Amortization of goodwill and
   other acquisition-related charges                      286             47            517             71
Net gains realized on minority investments                 --            (31)          (190)           (31)
Income tax effect                                         (85)            (3)           (92)            (9)
                                                     --------       --------       --------       --------
                                                     $    456       $     81       $  1,021       $    480
                                                     ========       ========       ========       ========


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


                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                     (In millions, except per-share amounts)


                                                      Quarters Ended            Six Months Ended
                                                 ------------------------  ------------------------
                                                 January 27,  January 29,  January 27,  January 29,
                                                    2001          2000         2001         2000
                                                 -----------  -----------  -----------  -----------
                                                 (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
NET SALES                                          $ 6,748      $ 4,357      $13,267      $ 8,275
Cost of sales                                        2,581        1,539        4,959        2,927
                                                   -------      -------      -------      -------

   GROSS MARGIN                                      4,167        2,818        8,308        5,348

Operating expenses:
   Research and development                            981          602        1,915        1,143
   Sales and marketing                               1,419          933        2,769        1,751
   General and administrative                          194          147          387          259
   Payroll tax on stock option exercises                18           --           40           --
   Amortization of goodwill and
      other acquisition-related charges                286           47          517           71
   In-process research and development                 237           43          746          424
                                                   -------      -------      -------      -------
      Total operating expenses                       3,135        1,772        6,374        3,648
                                                   -------      -------      -------      -------

OPERATING INCOME                                     1,032        1,046        1,934        1,700

Net gains realized on minority investments              --           31          190           31
Interest and other income, net                         275          120          505          222
                                                   -------      -------      -------      -------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                                  1,307        1,197        2,629        1,953
Provision for income taxes                             433          381          957          722
                                                   -------      -------      -------      -------

   NET INCOME                                      $   874      $   816      $ 1,672      $ 1,231
                                                   =======      =======      =======      =======

Net income per share--basic                        $  0.12      $  0.12      $  0.23      $  0.18
                                                   =======      =======      =======      =======

Net income per share--diluted                      $  0.12      $  0.11      $  0.22      $  0.17
                                                   =======      =======      =======      =======

Shares used in per-share calculation--basic          7,144        6,911        7,121        6,872
                                                   =======      =======      =======      =======

Shares used in per-share calculation--diluted        7,556        7,387        7,567        7,338
                                                   =======      =======      =======      =======


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


                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
                           CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                  (In millions)


                                                                 January 27,    July 29,
                                                                    2001         2000
                                                                 -----------    -------
                                                                 (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                        $ 3,994      $ 4,234
  Short-term investments                                               788        1,291
  Accounts receivable, net of allowance for doubtful accounts
   of $89 at January 27, 2001 and $43 at July 29, 2000               3,512        2,299
  Inventories, net                                                   2,533        1,232
  Deferred tax assets                                                1,162        1,091
  Lease receivables                                                    454          588
  Prepaid expenses and other current assets                            469          375
                                                                   -------      -------

    Total current assets                                            12,912       11,110

Investments                                                         12,007       13,688
Restricted investments                                               1,162        1,286
Property and equipment, net                                          2,211        1,426
Goodwill and purchased intangible assets, net                        4,696        4,087
Lease receivables                                                      516          527
Other assets                                                         2,377          746
                                                                   -------      -------

    TOTAL ASSETS                                                   $35,881      $32,870
                                                                   =======      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                 $   942      $   739
  Income taxes payable                                                 287          233
  Accrued compensation                                               1,312        1,317
  Deferred revenue                                                   1,994        1,386
  Other accrued liabilities                                          1,800        1,521
                                                                   -------      -------

    Total current liabilities                                        6,335        5,196

Deferred tax liabilities                                                --        1,132
Minority interest                                                       48           45

Shareholders' equity                                                29,498       26,497
                                                                   -------      -------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $35,881      $32,870
                                                                   =======      =======



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